Second Quarter 2011 Earnings Conference Call July 26, 2011 Sunoco Logistics Partners L.P. Exhibit 99.2

Forward-Looking Statements
You should review this slide presentation in conjunction with the second quarter 2011 earnings conference call for Sunoco Logistics Partners L.P., held on July 26 at 5:00 p.m. ET.  You may listen to the audio portion of the conference call on our website at www.sunocologistics.com or by dialing (USA toll-
free) 888-889-4955.  International callers should dial 312-470-0130.   Please enter Conference ID “Sunoco
Logistics.” Audio replays of the conference call will be available for two weeks after the conference call beginning approximately two hours following the completion of the call.  To access the replay, dial 800-239-
4499.  International callers should dial 402-220-9696.
During the call, those statements we make that are not historical facts are forward-looking statements. These forward-looking statements are not guarantees of future performance. Although we believe the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements involve risks and uncertainties that may affect our business and cause actual results to differ materially from those discussed during the conference call. Such risks and uncertainties include economic, business, competitive and/or regulatory factors affecting our business, as well as
uncertainties related to the outcomes of pending or future litigation.   Sunoco Logistics Partners L.P. has
included in its Annual Report on Form 10-K for the year ended December 31, 2010, and in its subsequent
Form 8-K filings, cautionary language identifying important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in the forward-looking statements.  For more information about these factors, see our SEC filings, available on our website at
www.sunocologistics.com. We expressly disclaim any obligation to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise.
This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the slides at the end of the presentation.  You should consider carefully the comparable GAAP measures and the reconciliations to those measures provided in this presentation.

Highlights
Record quarterly performance:
• $138 million EBITDA
• $106 million Distributable Cash Flow
• $94 million Net Income
Increased distribution for 25
th
consecutive quarter
Announced over $450MM in acquisitions

2011 Acquisition Announcements
Acquired 83.8% Interest in Inland Pipeline – May
• Net purchase price: $99MM
Acquired Eagle Point Tank Farm – July
• Purchase price: $100MM
Announced East Boston, MA Terminal – Expected 3
rd
Quarter Close
• Purchase price: $56MM plus inventory
Announced Purchase of Texon Crude Business – Expected 3
rd
Quarter Close
• Purchase price: $205MM plus inventory

Owosso
Sarnia
Canada
Tonawanda
Michigan
New York
Inkster
River Rouge
Romulus
Toledo
Cleveland
Pennsylvania
Fostoria
Akron
Mogadore
Youngstown
Vanport
Blawnox
Pittsburgh
Delmont
Altoona
Houston, PA
Ohio
Columbus
Dayton
West Virginia
SXL Terminal
SXL Pipeline
Inland

Inland Pipeline System
A 350-mile refined products
pipeline located in Ohio
Supply Points
• BP and TRC Toledo
refineries
• Husky Lima refinery
• Lima Junction
Complementary Asset Base
• Toledo area lines south
• Will become operator
• Potential synergy with
Mariner West project

Eagle Point Tank Farm 5 MMB storage in service Increases the revenues of existing SXL docks, terminal, and pipeline Import / export capability Connects to Harbor, Colonial, and Laurel pipelines 6

East Boston Terminal
East Boston Pipeline, 8" One Mile
Logan Airport

Entry into New England
terminal market
Terminal
• 10 bay truck rack
• 1.2 MMB
Jet pipeline to Airport
• 8” line from terminal to
airport (0.8 mile)
• Sole jet fuel provider to
Logan Airport
• 10 year contract –
renewed Feb 2010
East Boston Terminal

Crude Lease & Marketing
• 75,000 barrels per day
Expands our lease business
by more than 30%
Potential synergies with
existing crude business
Expands geographic footprint
• Bakken Shale
• Granite Wash Shale
• Eagle Ford Shale
Texon Crude Business

Shaded states indicate area of operation

Crude Oil Contango Backwardation Contango Source: NYMEX 9 -1 0 1 2 3 4 5 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec WTI NYMEX Month 2 vs. Month 1 2010 2011

Q2 2011 Financial Highlights
($ in millions, unaudited)

Three Months Ended Six Months Ended
June 30, June 30,
2011 2010 2011 2010
Sales and other operating revenue 2,424 $    2,029 $    4,682 $    3,709 $
Other income 4 10 6 18
Total revenues 2,428 2,039 4,688 3,727
Cost of products sold and operating expenses 2,266 1,939 4,411 3,533
Depreciation and amortization expense 19 14 37 29
Selling, general and administrative expenses 22 16 44 37
Total costs and expenses 2,307 1,969 4,492 3,599
Operating income
121 70 196 128
Interest cost and debt expense 21 20 42 36
Capitalized interest (2) (1) (3) (2)
Income before provision for income taxes
102 51 157 94
Provision for income taxes 6 - 11 -
Net Income
96 $         51 $         146 $       94 $
Net income attributable to noncontrolling
interests 2 - 4 -
Net Income attributable to Sunoco Logistics
Partners L.P.
94 $         51 $         142 $       94 $

Q2 2011 Financial Highlights
(amounts in millions, except unit and per unit amounts, unaudited)

Three Months Ended Six Months Ended
June 30, June 30,
2011 2010 2011 2010
Calculation of Limited Partners' interest:
Net Income attributable to Sunoco Logistics
Partners L.P. 94 $       51 $       142 $     94 $
Less: General Partner's interest (14) (11) (26) (21)
Limited Partners' interest in Net Income 80 $       40 $       116 $     73 $
Net Income per Limited Partner unit:
Basic 2.42 $    1.30 $    3.50 $    2.36 $
Diluted 2.40 $    1.29 $    3.48 $    2.35 $
Weighted Average Limited Partners' units
outstanding (in millions):
Basic 33.1 31.0 33.1 31.0
Diluted 33.3 31.2 33.3 31.2

Refined Products Pipeline System
($ in millions, unaudited)

Three Months Ended Six Months Ended
June 30, June 30,
2011 2010 2011 2010
Financial Highlights
Sales and other operating revenue 29 $          31 $          56 $          61 $
Other income 4                4                6                6
Total revenues 33             35             62             67
Operating expenses 15             13             28             26
Depreciation and amortization expense 4                4                8                8
Selling, general and administrative expenses 6                5                13             12
Operating income 8 $            13 $          13 $          21 $

Terminal Facilities
($ in millions, unaudited)

Three Months Ended Six Months Ended
June 30, June 30,
2011 2010 2011 2010
Financial Highlights
Sales and other operating revenue 87 $          59 $          174 $        114 $
Other income -                 1                -                 1
Total revenues 87             60             174           115
Cost of products sold and operating expenses 36             22             79             42
Depreciation and amortization expense 8                5                16             11
Selling, general and administrative expenses 9                5                16             12
Operating income 34 $          28 $          63 $          50 $

Crude Oil Pipeline System
($ in millions, unaudited)

Three Months Ended Six Months Ended
June 30, June 30,
2011 2010 2011 2010
Financial Highlights
Sales and other operating revenue 2,308 $    1,939 $    4,452 $    3,534 $
Other income - 5                - 11
Total revenues 2,308        1,944        4,452        3,545
Cost of products sold and operating expenses 2,215        1,904        4,304        3,465
Depreciation and amortization expense 7                5                13             10
Selling, general and administrative expenses 7                6                15             13
Operating income 79 $          29 $          120 $        57 $

Q2 2011 Operating Highlights

Three Months Ended Six Months Ended
June 30, June 30,
2011 2010 2011 2010
Operating highlights(unaudited)
Refined Products Pipeline System:
Refined products pipeline throughput (thousands of bpd)
(1)(2)
471 519 441 488
Revenue per barrel of pipeline throughput (cents) 69.1 66.5 70.4 68.6
Terminal Facilities:
Refined products terminals throughput (thousands of bpd) 479 487 479 473
Nederland terminal throughput (thousands of bpd) 771 684 734 705
Refinery terminals throughput (thousands of bpd) 393 471 391 484
Crude Oil Pipeline System:
Crude oil pipeline throughput (thousands of bpd)
(3)
1,641 906 1,568 872
Crude oil purchases at wellhead (thousands of bpd) 196 191 193 188
Gross margin per barrel of pipeline throughput (cents)
(3)(4)
57.8 35.7 47.4 37.8
Average crude oil price (per barrel) 102.55 $    77.99 $      98.42 $      78.39 $
Excludes amounts attributable to equity ownership interests which are not consolidated.
In May 2011, the Partnership acquired a controlling financial interest in the Inland refined products pipeline. As a result of this acquisition, the Partnership accounted for this entity as a consolidated subsidiary from the acquisition date. Volumes for the three and six months ended June 30, 2011 of 72 and 36 thousand bpd, respectively, and the related revenue per barrel, have been included in the refined products pipeline throughput and revenue per barrel. From the date of acquisition, this pipeline had actual throughput of  approximately 143 thousand bpd for the three and six months ended June 30, 2011. The amounts presented for the three and six month periods ended June 30, 2010 exclude amounts attributable to this system.
In July 2010, the Partnership acquired additional interests in the Mid-Valley and West Texas Gulf crude oil pipelines, which previously had been recorded as equity investments. The
Partnership obtained a controlling financial interest as a result of these acquisitions and began accounting for these entities as consolidated subsidiaries from their respective acquisition dates.
Volumes for the three and six months ended June 30, 2011 of 717 and 687 thousand bpd, respectively, and the related gross margin, have been included in the crude oil pipeline throughput and gross margin per barrel of throughput. The amounts presented for the three and six month periods ended June 30, 2010 exclude amounts attributable to these systems.
Represents total segment sales and other operating revenue minus cost of products sold and operating expenses and depreciation and amortization divided by pipeline throughput.
(1)
(2)
(3)
(4)

Q2 2011 Financial Highlights
($ in millions, unaudited)

Three Months Ended Six Months Ended
June 30, June 30,
2011 2010 2011 2010
Capital Expenditure Data:
Maintenance capital expenditures 7 $              10 $           10 $           14 $
Expansion capital expenditures 133 39 158 62
Total 140 $          49 $           168 $          76 $
June 30, December 31,
2011 2010
Balance Sheet Data (at period end):
Cash and cash equivalents 6 $              2 $
Total debt
(1)
1,463 $       1,229 $
Equity
Sunoco Logistics Partners L.P. Equity 1,006 $       965 $
Noncontrolling interests 98 77
Total Equity 1,104 $       1,042 $
(1)
Total debt at June 30, 2011 and December 31, 2010 includes the $100 million promissory note to
Sunoco, Inc.

Non-GAAP Financial Measures
($ in millions, unaudited)
Three Months Ended Six Months Ended
June 30, June 30,
2011 2010 2011 2010
Add: Interest expense, net 19                19                39                34
Add: Depreciation and amortization expense 19                14                37                29
Add: Provision for income taxes 6                 -             11                -
EBITDA
(1)
138             84                229             157
Less: Interest expense, net (19)             (19)             (39)             (34)
Less: Maintenance capital expenditures (7)                (10)             (10)             (14)
Less: Provision for income taxes (6)                -             (11)             -
Distributable cash flow
(1)
106 $          55 $            169 $          109 $
142 $          94 $            51 $            94 $
Net Income attributable to Sunoco Logistics
Partners L.P.

(1) Management of the Partnership believes EBITDA and distributable cash flow information enhances an investor's understanding of a business’ ability to generate cash for payment of distributions and other purposes.  EBITDA and distributable cash flow do not represent and should not be considered an alternative to net income or cash flows from operating activities as determined under United States generally accepted accounting principles (GAAP) and may not be comparable to other similarly titled measures of other businesses.  Reconciliations of these measures to the comparable GAAP measure are provided in the tables accompanying this release.
Non-GAAP Financial Measures

Historical Operating Highlights

2007 2008
Total Total 1st 2nd 3rd 4th 1st 2nd 3rd 4th 1st 2nd
Operating highlights(unaudited)
Refined Products Pipeline System:
Refined product pipeline throughput (thousands of  bpd) (1)(2)
491 510 583 568 578 576 456 519 452 442 410 471
Revenue per barrel of pipeline throughput (cents) 54.8 55.4 59.9 60.4 60.2 62.4 70.9 66.5 71.4 71.7 71.8 69.1
Terminal Facilities:
Refined products terminals throughput (thousands of bpd)
434 436 460 464 465 466 459 487 505 502 478 479
Nederland terminal throughput (thousands of bpd) 507 526 653 646 560 531 726 684 780 724 696 771
Refinery terminals throughput (thousands of bpd)
696 653 583 600 609 573 498 471 459 434 389 393
Crude Oil Pipeline System:
Crude oil pipeline throughput (thousands of bpd) (3)
674 683 664 670 611 687 837 906 1,387 1,592 1,493 1,641
Crude oil purchases at wellhead (thousands of bpd)
178 178 191 181 177 177 184 191 188 192 189 196
Gross margin per barrel of pipeline throughput (cents) (3)(4)
31.9 63.0 103.9 80.4 46.4 60.4 40.1 35.7 43.8 39.9 35.9 57.8
Average crude oil price (per barrel) 72.40 $   99.65 $   43.21 $   59.61 $   68.29 $   76.17 $   78.79 $   77.99 $   76.21 $   85.18 $   94.25 $   102.55 $
(1)
(2)
(3)
(4)
In May 2011, the Partnership acquired a controlling financial interest in the Inland refined products pipeline. As a result of this acquisition, the Partnership accounted for this entity as a consolidated subsidiary from the acquisition date. Volumes for the three months ended June 30, 2011 of 72 thousand bpd, and the related revenue per barrel, have been included in the refined products pipeline throughput and revenue per barrel. From the date of acquisition, this pipeline had actual throughput of approximately 143 thousand bpd for the three months ended June 30, 2011. The amounts presented for the three month period ended June 30, 2010 exclude amounts attributable to this system.
2009 2010 2011
Excludes amounts attributable to equity ownership interests which are not consolidated.
In July 2010, the Partnership acquired additional interests in the Mid-Valley and West Texas Gulf crude oil pipelines, which previously had been recorded as equity investments.  The Partnership obtained a controlling financial interest as a result of these acquisitions and began accounting for these entities as consolidated subsidiaries from their respective acquisition dates.  Volumes for the three months ended
June 30, 2011 of 717 thousand bpd, and the related gross margin, have been included in the crude oil pipeline throughput and gross margin per barrel of throughput.  The amounts presented for the three month period ended June 30, 2010 exclude amounts attributable to these systems.
Represents total segment sales and other operating revenue minus cost of products sold and operating expenses and depreciation and amortization divided by crude oil pipeline throughput.